Exhibit 99.2

Acumen Pharmaceuticals Secures $50.0 Million Credit Facility with K2 HealthVentures

•Provides additional capital to support development of a subcutaneous formulation of ACU193 and general corporate purposes

•$30 million drawn down at loan closing
Charlottesville, VA., Nov. 13, 2023 – Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) (“Acumen” or the “Company”), a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (“AβOs”) for the treatment of Alzheimer’s disease (“AD”), today announced that it has entered into a senior secured loan and security agreement (the “Loan Agreement”) with K2 HealthVentures, a healthcare-focused specialty finance company.
“We are pleased to announce this agreement with K2 HealthVentures, a life sciences investment firm known for strategic investments in promising healthcare companies,” said Daniel O’Connell, President and Chief Executive Officer of Acumen.  “This financing provides us with additional operational flexibility during a period when we are laser-focused on execution. In particular, the funding will support our recently announced development program for a subcutaneous form of ACU193, including a Phase 1 study which we expect to initiate in mid-2024.”
“We are excited to partner with Acumen on this financing to support management’s vision of developing a potential best-in-class treatment for early Alzheimer’s Disease,” said Nimesh Shah, Managing Director at K2 HealthVentures. “This financing follows our strategy of partnering with pioneering life science companies developing treatments that have the potential to transform lives.”
The Loan Agreement provides up to $50.0 million principal in term loans (the “Term Loan”) consisting of a first tranche of $30.0 million, which was funded at closing, and a second tranche of up to $20.0 million which may be funded in installments upon the Company’s request, subject to review by the lenders of certain information from the Company and discretionary approval from the lenders. The Term Loan matures on November 1, 2027 and may be extended to November 1, 2028 if the Company achieves certain financing milestones. Additional details regarding the Loan Agreement will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
About Acumen Pharmaceuticals, Inc.
Acumen, headquartered in Charlottesville, VA, with additional offices in Indianapolis, IN and Newton, MA, is a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD). Acumen’s scientific founders pioneered research on AβOs, which a growing body of evidence indicates are early and persistent triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its investigational product candidate, ACU193, a humanized monoclonal antibody that selectively targets toxic soluble AβOs, following positive topline results in INTERCEPT-AD, a Phase 1 clinical trial involving early Alzheimer’s disease patients. For more information, visit www.acumenpharm.com.

Acumen Forward-Looking Statement
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “may,” “expects,” “provided” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning Acumen’s plans to initiate a Phase 1 study for its subcutaneous development program for ACU193 in mid-2024, Acumen’s ability to receive a second tranche of up to $20.0 million under the Loan Agreement and the potential for the maturity date of the Loan Agreement to be extended. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of geopolitical events and macroeconomic conditions, such as rising inflation and interest rates, supply disruptions and uncertainty of credit and financial markets. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s most recent Annual Report on Form 10-K, and in subsequent filings with the SEC. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

CONTACTS:

Investors:
Alex Braun
abraun@acumenpharm.com

Media:
AcumenPR@westwicke.com